INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan
For Immediate Release	MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS SEPTEMBER 2004 OPERATIONAL DATA

– MONTHLY PRODUCTION OF $31 BILLION RESULTS IN VOLUME OF
$92 BILLION FOR THE THIRD QUARTER –
– SERVICING PORTFOLIO GROWS TO $786 BILLION –
– PIPELINE OF APPLICATIONS-IN-PROCESS INCREASES TO $51 BILLION –

CALABASAS, CA (October 12, 2004) – Countrywide Financial Corporation (NYSE: CFC), a diversified financial services provider, released operational data for the month ended September 30, 2004. Highlights included the following:

•	Loan fundings totaled $31 billion for the month of September, essentially flat compared to August 2004 and down 6 percent from September 2003. As a result of lower industry-wide refinance activity, third quarter volume of $92 billion declined $8 billion from the second quarter of 2004 and 27 percent from the third quarter of 2003. Year-to-date loan fundings reached $268 billion, a decrease of 25 percent from the first nine months of 2003.

•	Monthly purchase activity of $17 billion was 34 percent greater than September 2003. Purchase volume for the third quarter reached $52 billion, an increase of 14 percent over the second quarter of 2004 and 35 percent more than the third quarter of 2003. Year-to-date purchase fundings of $130 billion accounted for 49 percent of total loan fundings, and were 36 percent higher than the first nine months of 2003.

•	Adjustable-rate loan fundings for September reached a record high of $21 billion, an increase of 15 percent over the prior month and 109 percent more than September 2003. Adjustable-rate loan production for the third quarter totaled $56 billion, rising 16 percent over the second quarter of 2004 and 97 percent over the third quarter of 2003. Year-to-date adjustable-rate loan volume reached $139 billion, 120 percent more than the first nine months of 2003.

•	Home equity loan fundings set a new benchmark at $3.2 billion for the month of September, up 4 percent over August 2004 and 88 percent greater than September 2003. This brought third quarter volume to $9.1 billion, advancing 24 percent over the second quarter of 2004 and 79 percent over the third quarter of 2003. Year-to-date home equity loan volume totaled $22 billion, an increase of 67 percent over the first nine months of 2003.

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Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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•	Specialty lending (subprime) volume declined from the prior month by 9 percent to $3.9 billion, but remained 80 percent higher than the volume generated in September 2003. Volume for the third quarter reached $12 billion, an increase of 25 percent over the second quarter of 2004 and 116 percent over the third quarter of 2003. Year-to-date specialty lending fundings totaled $28 billion, an increase of 117 percent over the first nine months of 2003.

•	Average daily application activity in September was $2.1 billion, 2 percent higher than the prior month and 13 percent over September 2003. As a result, the pipeline of applications-in-process advanced 2 percent over August 2004 to $51 billion and was 8 percent more than September 2003.

•	The servicing portfolio grew by $21 billion from the prior month to $786 billion, which was also $180 billion greater than the balance one year earlier.

•	Securities trading volume for the month totaled $287 billion, an increase of 19 percent over last month and 20 percent more than September 2003. This brought third quarter volume to $795 billion, which was down 3 percent from the third quarter of 2003. Year-to-date trading volume reached $2.4 trillion, advancing 4 percent over the first nine months of 2003.

•	Total assets at Countrywide Bank continued to climb, reaching $34 billion, an increase of 9 percent over the prior month and more than double the asset level at September 2003.

•	Monthly net earned premiums at Balboa were $64 million, an increase of 5 percent over September 2003. Third quarter net earned premiums totaled $195 million, rising 2 percent over the third quarter of 2003. Year-to-date premiums reached $578 million, up 9 percent over the prior year.

•	Sub-servicing volume at Global Home Loans remained stable at $110 billion, but was up 12 percent over September 2003.

“Interest rate volatility was the dominant theme throughout this quarter,” said Stanford L. Kurland, President and Chief Operating Officer. “Despite an increase in the Fed Funds rate by 50 basis points during the quarter and market expectations for additional near-term rate hikes, the 10-year U.S. Treasury yield declined 48 basis points from June 30th to September 30th. During the quarter, Countrywide generated volume of $92 billion and portfolio growth of $60 billion, while the pipeline was $51 billion at quarter end.

“Home purchase activity accounted for 57 percent of third quarter production as compared to 46 percent during the second quarter and 31 percent during the third quarter of 2003,” Kurland continued. “Adjustable-rate loan production was 61 percent of 2004 third quarter funding volume, as compared to 23 percent during the third quarter of 2003.”

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Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services in domestic and international markets. Mortgage banking businesses include loan production and servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime credit-quality loans. Also included in Countrywide’s mortgage banking segment is the LandSafe group of companies that provide loan closing services. Diversified financial services encompass capital markets, banking, insurance, and global operations, largely through the activities of Countrywide Capital Markets, a mortgage-related investment banker; Countrywide Bank, a division of Treasury Bank, NA, a banking entity offering customers CDs, money market accounts, and home loan products; Balboa Life and Casualty Group, whose companies are national providers of property, liability, and life insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest.

For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to future operations, as well as business plans and strategies that are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, a division of Treasury Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	September 30,	September 30,	September 30,
	2004	2003	2004
LOAN PRODUCTION
Number of Working Days in the Period	21	21	190
Average Daily Loan Applications	$2,098	$1,858	$2,034
Mortgage Loan Pipeline (loans in process)	$50,887	$47,182
Loan Fundings:
Consumer Markets Division	$9,164	$9,392	$81,086
Wholesale Lending Division	5,881	5,632	52,845
Correspondent Lending Division	10,810	13,225	99,062

Total Mortgage Banking	25,855	28,249	232,993
Capital Markets	2,123	3,066	14,034
Treasury Bank (2)	3,020	1,802	20,664

Total Loan Fundings	$30,998	$33,117	$267,691

Loan Fundings in Units:
Consumer Markets Division	64,123	74,566	582,286
Wholesale Lending Division	32,818	34,660	297,966
Correspondent Lending Division	60,219	81,376	562,292

Total Mortgage Banking	157,160	190,602	1,442,544
Capital Markets	10,288	9,718	57,159
Treasury Bank (2)	28,736	18,352	208,908

Total Loan Fundings in Units	196,184	218,672	1,708,611

Loan Fundings:
Purchase (3)	$17,001	$12,719	$129,915
Non-purchase (3)	13,997	20,398	137,776

Total Loan Fundings	$30,998	$33,117	$267,691

Government Fundings	$934	$2,093	$10,587
ARM Fundings	$21,026	$10,072	$138,711
Home Equity Fundings	$3,164	$1,680	$21,648
Subprime Fundings	$3,894	$2,158	$28,400
LOAN SERVICING (4)
Volume	$785,992	$606,095
Units	5,889,950	4,834,943
Subservicing Volume (5)	$17,861	$11,446
Subservicing Units	174,079	128,326
Prepayments in Full	$13,669	$17,463	$136,220
Bulk Servicing Acquisitions	$3,399	$581	$25,709
Portfolio Delinquency (%) — CHL (6)	3.73%	3.81%
Foreclosures Pending (%) — CHL (6)	0.35%	0.45%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	September 30,	September 30,	September 30,
	2004	2003	2004
LOAN CLOSING SERVICES (units)
Credit Reports	657,661	499,431	5,617,116
Flood Determinations	239,230	222,890	2,110,975
Appraisals	78,118	51,507	564,535
Automated Property Valuation Services	463,760	358,983	3,950,642
Other	13,678	11,769	130,574

Total Units	1,452,447	1,144,580	12,373,842

CAPITAL MARKETS
Securities Trading Volume (7)	$287,475	$240,154	$2,366,813
BANKING
Assets Held by Treasury Bank (in billions)	$33.8	$16.4
INSURANCE
Net Premiums Earned:
Carrier	$50	$51	$462
Reinsurance	14	10	116

Total Net Premiums Earned	$64	$61	$578

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$110	$98
Period-end Rates
10-Year U.S. Treasury Yield	4.14%	3.96%
FNMA 30-Year Fixed Rate MBS Coupon	5.262%	5.012%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes warehouse loans and loans under subservicing agreements for other clients.

(5)	Subservicing volume for other clients.

(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)	Includes trades with Mortgage Banking Division.

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